Exhibit 10.21

股权质押合同
Equity Interest Pledge Agreement

本股权质押合同（下称“本合同”）由下列各方于2011年2月10日在中华人民共和国（下称“中国”）签订：
This Equity Interest Pledge Agreement ("this Agreement") has been executed by and among the following parties on February 10, 2011 of the People’s Republic of China (“China”):

1.	质权人： 四平恒昌商务咨询有限公司（下称“质权人”或“甲方”）
Party A:  Siping Hengchang Business Consultants Co., Ltd.
地址： 公主岭市东102线998公里处
Address: East of the town of Gongzhuling, location of 998 kilometers, Line 102

2.	出质人 Pledgors：

魏玉山（下称“乙方”）
WEI Yushan (“Party B”)
身份证号码：152322196510150014
ID No.: 152322196510150014

魏文彪（下称“丙方”）
WEI Wenbiao (“Party C”)
身份证号码：220381198603107619
ID No.: 220381198603107619

于淑兰（下称“丁方”）
YU Shulan (“Party D”)
身份证号码：220381195708093221
ID No.: 220381195708093221

       乙方、丙方和丁方合称“出质人”
         Party B，Party C and Party E shall be collectively referred to as “Pledgors"

3.	出质股权所在公司：吉林省恒久粮食收储有限公司（下称“戊方”）
The Company to which the pledged equity interests belong: Jilin Province Hengjiu Grain Collection and Storage Co., Ltd. (“Party E”)
地址：公主岭国家农业科技园区产业区岭西七路两侧
Address: Jilin Gongzhuling State Agriculture Science and Technology Park, Industry Area, two sides of Xiqi Road.

在本合同中，质权人、出质人和戊方以下各称“一方”，合称“各方”。
In this Agreement, each of Pledgee, Pledgors and Party E shall be referred to as a “Party” respectively and they shall be referred to as the“Parties” collectively.

鉴于：
Whereas:

1.	戊方为一家在中国吉林省注册成立的、从事与农产品有关业务的有限责任公司。
Party E is a limited liability company registered in Jilin Province, China, which engages in the business related to agricultural products.

2.	质权人是一家在中国注册的外商独资企业。质权人与出质人拥有的戊方于2011年2月10日签订了一份《独家业务合作协议》（以下称“业务合作协议”）。

Pledgee is a wholly foreign owned enterprise registered in China. Pledgee and Party E which is owned by Pledgors have entered into an “Exclusive Business Cooperation Agreement” (“Business Cooperation Agreement”) as of the date of February 10, 2011.

3.	为了保证戊方履行业务合作协议项下的义务，按照约定向质权人支付咨询和服务费等到期款项，出质人以其在戊方中拥有的全部股权向质权人提供质押担保。

To ensure that Party E fully performs its obligations under “Business Cooperation Agreement”, to pay the Pledgee the due amounts of advisory and service fees, etc., Pledgors hereby pledge to Pledgee all of the equity interests they own in Party E as a pledge security.

4.	乙方对戊方出资70万元人民币，拥有戊方70%的股权。
Party B has contributed to Party E RMB 700,000, and thus holds 70% of the equity interest of Party E.

5.	丙方对戊方出资15万元人民币，拥有戊方15%的股权。
Party C has contributed to Party E RMB 150,000, and thus holds 15% of the equity interest of Party E.

6.	丁方对戊方出资15万元人民币，拥有戊方15%的股权。
Party D has contributed to Party E RMB 150,000, and thus holds 15% of the equity interest of Party E.

7.	戊方在此确认出质人和质权人在本合同下的权利和义务并愿意提供必要的协助登记该质权。

Party E hereby acknowledges and confirms the rights and obligations among Pledgors and Pledgee under this Agreement, and is willing to provide any necessary assistance for the registration of such Pledge.

为了履行业务合作协议的条款，各方商定按照以下条款签订本合同。
To perform the terms of Business Cooperation Agreement, the Parties hereby agree to execute this Agreement as the terms hereinafter:

1.	质权及出质标的物 Pledge and Pledged Object

1.1	作为戊方按时和全额支付业务合作协议项下质权人应得的任何或全部的款项，包括但不限于业务合作协议中规定的咨询和服务费的担保（无论该等费用的到期应付是由于到期日的到来、提前收款的要求或其它原因），出质人特此将其现有或将拥有的戊方全部股权权益质押给质权人。

As the security to ensure Party E to fully and promptly pay any and all amounts which shall be paid to Pledgee under Business Cooperation Agreement, including but not limited to advisory and service fees set forth in Business Cooperation Agreement (whether the maturity of such fees is due to the date due, due in advance or other reasons), Pledgors hereby pledge all equity interests of Party E they currently holds or may hold in the future to Pledgee.

1.2	出质标的物及具体股权数额：出质标的物为各出质人所持有的戊方的全部股权权益，其中：
Pledged Object and specific equity interest amount: Pledged Object is all equity interests of Party E held by Pledgors, includes:

1.2.1	乙方以其持有戊方的70万元股权权益质押给质权人；
Party B pledges the equity interests of Party E it holds in a total amount of RMB 700,000 to Pledgee;

1.2.2	丙方以其持有戊方的15万元股权权益质押给质权人；
Party C pledges the equity interests of Party E it holds in a total amount of RMB 150,000 to Pledgee.

1.2.3	丁方以其持有戊方的15万元股权权益质押给质权人；
Party D pledges the equity interests of Party E it holds in a total amount of RMB 150,000 to Pledgee.

2.	质押期限 Term of Pledge

2.1	本质权自本合同项下的股权出质在相应的工商行政管理机关登记之日起成立，质权有效期为十年。

Pledge shall be established on such date when pledged interest equity under this Agreement has been registered with corresponding Administration of Industry and Commerce, and shall be effective for 10 years.

2.2	如业务合作协议进行延期，经甲方书面确认，则本合同下的质押期限应根据业务合作协议的延期自动延续至与业务合作协议相同的期限。如果业务合作协议下戊方欠付质权人的款项未能在质权有效期十年内结清，经甲方书面确认，则本合同下的质押期限应自动延续至业务合作议项下戊方欠付质权人的款项结清时为止。

In case Business Cooperation Agreement extends, upon written confirmation of Party A, the term of Pledge under this Agreement shall extend to the same term of that of the extended Business Cooperation Agreement automatically. In case the amount which Party E owes to Pledgee under this Agreement has not been paid within the 10 years valid period, the term of Pledge under this Agreement shall extend until such amount is fully paid.

3.	质押登记及质权凭证的保管 Registration of Pledge and Custody of Records

3.1	各方同意，自本合同签署之日起3个工作日内，出质人和戊方应将本合同的质权登记在戊方股东名册上，并自本协议签署之日起10个工作日内向相应的工商行政管理机关办理本合同项下的股权出质登记，质押登记完成后，出质人和戊方应将出质登记文件原件（如有）交由质权人保管。
Parties hereby agree, within 3 days following the date when this Agreement is executed, Pledgors and Party E shall register the pledge under this Agreement on the Shareholders’ Register of Party E, and within 10 days following the date when this Agreement is executed, register the pledge under this Agreement with corresponding Administration of Industry and Commerce. Pledgors and Party E shall deliver the origins (if exists) of registration records to Pledgee for custody.

3.2	在本合同规定的质押期限内，出质人应将其在戊方的股权出资证明书及记载质权的股东名册交付质权人保管。出质人应在本合同签订之日起5个工作日内将上述股权出资证明书及股东名册交付给质权人。质权人将在本合同规定的全部质押期间一直保管这些文件。

During the term of Pledge under this Agreement, Pledgors shall deliver to Pledgee’s custody the capital contribution certificate for the equity interest and the shareholders’ register which included Pledge. Pledgor shall deliver the above certificate and shareholders’ register to Pledgee within 5 working days following the date when this Agreement was executed. Pledgee shall kepp such documents during the entire term of Pledge set forth in this Agreement.

3.3	在质押期限内，质权人有权收取股权所产生的红利。
Pledgee is entitled to gather the dividends deriving from the equity interests during the term of Pledge.

4.	质权的行使 Exercise of Pledge

4.1	在质权人行使其质押权利时，质权人可以向出质人发出书面违约通知。
Pledgee may issue a written notice of default to Pledgors when exercising the Pledge.

4.2	质权人可在发出违约通知的同时或在发出违约通知之后的任何时间里对质权行使处分的权利。质权人决定行使处分质权的权利时，出质人即不再拥有任何与股权有关的权利和利益。
Pledgee may exercise the right to enforce Pledge at the time when, or at any time after, the issuance of the notice of default. When Pledgee decides to exercise the right of Pledge, Pledgors shall immediately be clear of any right and interest related to such equity interests.

4.3	在违约时，根据中国有关法律的规定，质权人有权按照法定程序处置质押股权，仅在中国法律允许的范围内，对于处置的所得，质权人无需给付出质人；出质人特此放弃其可能有的能向质权人要求任何质押股权处置所得的权利。同样，出质人对质权人在该质押股权处置后的亏空也不承担任何义务。

In case default occurs, pursuant to related laws of China, Pledgee is entitled to dispose of the Pledged Object in accordance with applicable legal procedures, subject to the criteria allowed by the laws of China, Pledgee shall not give the earnings from disposure of the Pledged Object to Pledgors; Pledgors hereby waive any possible right to require any earnings from disposure by Pledgee. As well, Plegdors shall not undertake any obligation to Pledgee for the shortfall after the disposure of Pledged Object.

4.4	质权人依照本合同处分质权时，出质人和戊方应予以必要的协助，以使质权人实现其质权。
Pledgors and Party E shall offer necessary assistance when Pledgee is exercising Pledge pursuant to this Agreement, thus to facilitate exercising the Pledge by Pledgee.

5.	终止 Termination

在业务合作协议项下的咨询服务费等费用偿还完毕，并且戊方不再承担业务合作协议项下的任何义务之后，本合同终止，并且在尽早合理可行的时间内，质权人应取消或解除本合同。

Upon the full payment of advisory and service fees under Business Cooperation Agreement, and Party E is clear of any obligation under Business Cooperation Agreement, this Agreement shall be terminated, and Pledgee shall then cancel or terminate this Agreement as soon as reasonably practicable.

6.	适用法律和争议的解决 Applicable Law and Disputes Resolution

6.1	本合同的订立、效力、解释、履行、修改和终止以及争议的解决均适用中国法律。
The conclusion, validity, construction, performance, amendment and termination shall be subject to the laws of China.

6.2	因解释和履行本合同而发生的任何争议，本合同各方应首先通过友好协商的方式加以解决。如果在一方向其他方发出要求协商解决的书面通知后30天之内争议仍然得不到解决，则任何一方均可将有关争议提交给中国国际经济贸易仲裁委员会，由该会按照其仲裁规则仲裁解决。仲裁应在北京进行，使用之语言为中文。仲裁裁决是终局性的，对各方均有约束力。
In the event of any dispute with respect to the construction and performance of this Agreement, the Parties shall first resolve the dispute through friendly consultations. If a resolution can not be reached within 30 days following the delivery of written notice of consultation from one Party to others, either Party may submit the relevant dispute to the China International Economic and Trade Arbitration Commission for arbitration, in accordance with its current Arbitration Rules. The arbitration shall be conducted in Beijing, and the language used in arbitration shall be Chinese. The arbitration award shall be final and binding on all Parties.

6.3	因解释和履行本合同而发生任何争议或任何争议正在进行仲裁时，除争议的事项外，本合同各方仍应继续行使各自在本合同项下的其他权利并履行各自在本合同项下的其他义务。

Upon the occurrence of any disputes arising from the construction and performance of this Agreement or during the pending arbitration of any dispute, except for the matters under dispute, the Parties to this Agreement shall continue to exercise their respective rights under this Agreement and perform their respective obligations under this Agreement.

7.	生效 Effectiveness

7.1	本合同的任何修改、补充或变更，均须采用书面形式，经各方签字或盖章并按规定办理政府登记（如需）后生效。

Any amendments, changes and supplements to this Agreement shall be in writing and shall become effective upon completion of the governmental filing procedures (if applicable) after the affixation of the signatures or seals of the Parties.

7.2	本合同以中文书就，一式六份，质权人、出质人和戊方各持一份，报工商登记一份，具有同等效力。

This Agreement is written in Chinese in six copies.  Each of Pledgee, Pledgors and Party E shall hold one copy respectively, and the remaining copy shall be submitted for registration to the Administration of Industry and Commerce.  Each copy of this Agreement shall have equal validity.

有鉴于此，各方已使得经其授权的代表于文首所述日期签署了本股权质押合同并即生效，以昭信守。
IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Equity Interest Pledge Agreement as of the date first above written.

甲方：四平恒昌商务咨询有限公司（下称“质权人”或“甲方”）
Party A: Siping Hengchang Business Consultants Co., Ltd.

签署：
By: /s/ Wei Yushan
Name: WEI Yushan

乙方：魏玉山
Party B:  WEI Yushan

签署：
By:/s/ Wei Yushan
Name: WEI Yushan

丙方：魏文彪
Party C:  WEI Wenbiao

签署：
By: /s/ Wei Wenbiao
Name: WEI Wenbiao

丁方：于淑兰
 Party C:  YU Shulan

签署：
By: /s/ Yu Shulan
Name: Yu Shulan

戊方：吉林省恒久粮食收储有限公司
Party E:  Jilin Province Hengjiu Grain Collection and Storage Co., Ltd.

签署：
By: /s/ Wei Wenbiao
Name: WEI Wenbiao